Exhibit 10.10
MANAGEMENT BONUS GUIDELINES
Purpose:
     Attract, retain and motivate management with exceptional ability.
Eligibility Requirements:
–	Management personnel are eligible for consideration

–	Employed by the company for a minimum of six months of the fiscal year

–	Be actively employed by the company at the time of payment or retired between the last day of the fiscal year and the payment date. Retirees must meet the definition of normal retirement — sixty-five years old with a minimum of five years of service with the company

–	Rated Meets Expectations or higher on last performance evaluation
Calculations:
–	Bonus percentages are based on a Board approved matrix which consists of eight company performance levels and five categories of management

–	Bonus percentages for Category A are 0%, 10%, 18%, 20%, 23%, 27%, 31%, and 35%.

–	Bonuses will be calculated on base salaries as of the last day of the fiscal year

–	Bonuses will be prorated for those with six but less than twelve months of service in the fiscal year and those promoted to an eligible position during the fiscal year

–	Bonuses for those on an approved leave of absence, including disability, will be prorated based upon the number of full months actually worked during the fiscal year

–	Bonuses will be rounded to the nearest hundredth — up or down
3/1/07